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    NORTH VALLEY                                       Yolo Community Bank
      BANCORP                                    YOUR FINANCIAL RESOURCE CENTER


North Valley Bancorp Announces Completion of Merger with Yolo Community Bank

September 1, 2004 - REDDING, CA - North Valley Bancorp (NASDAQ: NOVB), announced today that its merger with Yolo Community Bank was completed on August 31, 2004. Yolo Community Bank shareholders will receive $9,511,976 in cash and 741,700 shares of North Valley Bancorp common stock in exchange for their Yolo shares. Each shareholder will receive shares of North Valley Bancorp common stock, cash, or a combination of stock and cash, in exchange for their Yolo Community Bank shares of common stock. The per share consideration has been calculated to be $297.73 for each share of Yolo Community Bank Stock based on the North Valley Bancorp measuring price as calculated in the Merger Agreement of $15.95.

         Effective September 1, 2004, Yolo Community Bank will operate as a wholly-owned subsidiary of North Valley Bancorp. On a pro forma basis as of June 30, 2004, the combined company will have had total assets of approximately $850 million and stockholders' equity of approximately $60 million.

         "The completion of the merger with Yolo Community Bank is a significant step in achieving our strategic goal of expanding our geographic reach in Northern California to higher growth markets," stated North Valley Bancorp's Chairman of the Board, J. M. "Mike" Wells, Jr. "We are also pleased to welcome Roger Kohlmeier and Martin Mariani, current Yolo Community Bank directors, to the North Valley Bancorp Board of Directors."

         John DiMichele, who will continue as President and CEO of Yolo Community Bank, commented: "This merger enhances our ability to serve our clients and community through a broader array of financial services and increased lending capabilities. We will continue to operate under the name of Yolo Community Bank with a continued commitment to our clients and the communities we serve."

         Mike Cushman, President and Chief Executive Officer of North Valley Bancorp and North Valley Bank, stated: "The addition of Yolo Community Bank strengthens our position as a premier provider of financial services throughout the eight counties we serve. The opportunity to access the greater Sacramento banking market is one that we have been planning for several years. It's an exciting market with tremendous opportunity for growth."

         North Valley Bancorp (the "Company") is a multi-bank holding company headquartered in Redding, California. Through its subsidiary banks, North Valley Bank, Six Rivers Bank as a division of North Valley Bank, and Yolo Community Bank, the Company serves its clients through 23 banking offices in eight Northern California counties. The subsidiary banks offer a wide range of consumer and business deposit and cash management products and services. In addition, the subsidiary banks engage in a full complement of lending activities, including, consumer, commercial and real estate loans, with particular emphasis on short and medium term loans. The banks also provide installment loans through the Dealer Finance Division, have Small Business Administration PLP/CLP lending status, and provide investment services to customers through an affiliated relationship.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release.

For further information contact:

North Valley Bancorp:                       Yolo Community Bank:
Michael J, Cushman, President and CEO       John A. DiMichele, President and CEO
Edward J. Czajka, EVP and CFO               (530) 668-5800
(530) 226-2900

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